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                                                                   EXHIBIT 3.2.2

                                     BY-LAWS

                                       OF

                             HINGHAM MANAGEMENT INC.

                                    ARTICLE I

                                  STOCKHOLDERS

         1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the fourth Tuesday in April in each year after 1904 (or if that be a legal holiday in the place where the meeting is to be held on the next succeeding full business day), at the principal office of the corporation in Massachusetts at 10:00 o'clock A.M. unless a different hour or place within the United States is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held with all the force and effect of an annual meeting.

         2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting.

         3. NOTICE OF MEETINGS. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

         4. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser


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number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

         5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         6. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these by-laws. Any election by stockholders shall be determined by a plurality of the votes. cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

         7. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                   ARTICLE II

                                    DIRECTORS

         1. POWERS. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law by the Articles of Organization, or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.




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         2. NUMBER, ELECTION, AND TERM OF OFFICE. The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than three or less than the number of stockholders if less than three) and elect the number of Directors so fixed. Each Director shall serve until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his death, resignation, or removal from office. The Board of Directors may be enlarged by the stockholders at any meeting.

         3. QUALIFICATION. No Director need be a stockholder.

         4. VACANCIES; REDUCTION OF BOARD. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders. In lieu of filling any such vacancy, the stockholders may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

         5. RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         6 REMOVAL. Any Director may be removed with or without cause at any time by the vote of the holders of a majority of the outstanding stock entitled to vote, at an annual meeting or a special meeting of the stockholders called for the purpose. A Director may be removed for cause only after reasonable notice and opportunity to be heard.

         7. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

         Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof.

         8. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of





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notice executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         9. QUORUM. At any meeting of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

         10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

         11. ACTION BY CONSENT. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

         12. COMMITTEES. The Board of Directors, by vote of a majority of the total number of Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                   ARTICLE III

                                    OFFICERS

         1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.




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         2. ELECTION. The President, Treasurer and Clerk shall be elected annually the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

         3. QUALIFICATION. No officer need be a stockholder or Director. Any two or more offices may be held by any person provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified, and all other officers shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         7. PRESIDENT AND VICE PRESIDENTS. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors.

                Any Vice President shall have such powers and shall perform such duties as the Board or Directors may from time to time designate.

           8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have

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custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

                Any Assistant Treasurer shall hive such power and perform such duties as the Board of Directors may from time to time designate.

           9. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

           10. SECRETARY. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

           11. OTHER POWERS AND DUTIES. Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

         1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.





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           2. TRANSFERS. Subject to the restrictions, if any, noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

           3. RECORD HOLDERS. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

                  It shall be the duty of each stockholder to notify the corporation of his post office address.

         4. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending December 31.







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         2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the corporation.

         3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

         4. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

         5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

         6. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk, Assistant Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         7. ARTICLES OF ORGANIZATION. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         8. AMENDMENTS. Any of these By-laws may be amended or repealed in whole or in part and new By-laws made only by vote of the stockholders at any annual or special meeting.






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                                    EXHIBIT A
                                    ---------

                             HINGHAM MANAGEMENT INC.
                             -----------------------

                                 First Amendment
                             Dated as of May 1, 1985
                                   to By-laws
                           Adopted September 14. 1983
                           --------------------------

        FIRST AMENDMENT, dated as of May 1, 1985, to the By-laws adopted September 14, 1983 of HINGHAM MANAGEMENT INC.

        SECTION 1. ARTICLE III. Article III of the By-laws is hereby amended, as of the date hereof, as set forth below:

                  (a) Section 1 of Article III of the By-laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "SECTION 1. ENUMERATION. The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, a Treasurer, a Clerk and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine."

                  (b) Section 2. of Article III of the By-laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "SECTION 2. ELECTION. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting."

                  (c) Section 4 of Article III of the By-laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chairman of the Board, President, Treasurer and Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold


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                                                                   EXHIBIT 3.2.2



                                    EXHIBIT A

                             HINGHAM MANAGEMENT INC.
                             -----------------------

                                 First Amendment
                             Dated as of May 1, 1985
                                   to By-laws
                           Adopted September 14, 1983
                           --------------------------

        FIRST AMENDMENT, dated as of May 1, 1985, to the By-laws adopted September 14, 1983 of HINGHAM MANAGEMENT INC.

         Section 1. ARTICLE III. Article III of the By-laws is hereby amended, as of the date hereof, as set forth below:

                  (a) Section 1 of Article III of the By-laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "Section 1. ENUMERATION. The officers of the corporation shall Consist of a Chairman of the Board of Directors, a President, a Treasurer, a Clerk and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine."

                  (b) Section 2 of Article III of the By-laws is hereby amended by deleting said section in its entirety and Substituting in lieu thereof the following:

                  "Section 2. ELECTION. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of Stockholders. Other officers may be chosen by the Board of Directors at, such meeting or at any other meeting."

                  (c) Section 4 of Article III of the By-laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "Section 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chairmen of the Board, President, Treasurer and Clerk shall hold office until the next - annual meeting of Stockholders and until their respective successors are chosen and qualified; and all other officers shall hold


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                                       -2-


office until the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the Chairman of the board, President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event."

                  (d) Section 7 of Article III of the By-Laws is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "Section 7. PRESIDENT AND VICE PRESIDENTS. The President shall be the executive officer next in authority to the Chairman of the Board of Directors, and shall perform such duties at the Board of Directors or the Chairman of the Board may from time to time designate. He shall have the power and authority to bind the corporation to any contract or in any other manner that would be customary for the President of a Massachusetts corporation.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate."

                  (2) Sections 7, 8, 9, 10 and 11 of Article III of the By-Laws are hereby renumbered to become ) Sections 8, 9, 10, 11 and 12, respectively; and, the following new Section 7 is hereby inserted:

                  "Section 7. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the senior corporate officer of the corporation, and shall preside, when present, at all meetings of stockholders and of the Board of Directors. The Chairman of the Board shall have the general control and management of the corporation's business and affairs, subject, however, to the right of the Board of Directors to confer any specific power upon any other officer of the corporation. The Chairman of the Board shall do and perform all acts and things incident


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                                       -3-

to the office of Chairman of the Board and such other duties as may be assigned to him from time to time by the Board of Directors."

         Section 2. ARTICLES I AND II. Each reference to the "President" in
Article I, Section 1, and Article I, Section 2, and Article II, Section 7, of the By-Laws is hereby replaced by a reference to the "Chairman of the Board".

         Section 3. MISCELLANEOUS. Except to the extent specifically amended hereby, the provisions of the By-Laws shall remain unmodified, and the By-Laws, as amended hereby, are hereby confirmed as being in full force and effect.